BRITISH COLUMBIA

Number: BC0649186

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that NEUROKINE PHARMACEUTICALS INC. changed its name to PIVOT PHARMACEUTICALS INC. on April 7, 2015 at 10:23 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On April 7, 2015

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE

BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**April 7, 2015 10:23 AM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on April 7, 2015 10:23 AM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:
BC0649186

Name of Company:
NEUROKINE PHARMACEUTICALS INC.

Name Reservation Number:
NR1849764

Name Reserved:
PIVOT PHARMACEUTICALS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:
NEUROKINE PHARMACEUTICALS INC.

To:
PIVOT PHARMACEUTICALS INC.